Exhibit 99.1

Sourcefire® Announces Annual Meeting Date

COLUMBIA, Md.--(BUSINESS WIRE)--Open source innovator and Snort® creator, Sourcefire, Inc. (Nasdaq:FIRE), a leader in network intrusion prevention, today announced the Company will hold its 2008 annual stockholders meeting on Thursday, May 15, 2008 in Columbia, MD for stockholders of record as of March 17, 2008.

The deadline for submission to the Secretary of the Company of stockholder proposals to be considered for inclusion in the proxy statement and form of proxy that the Board of Directors will distribute in connection with the 2008 annual meeting of stockholders is March 4, 2008. The deadline for written notice to the Secretary of the Company by stockholders intending to present a proposal at the 2008 annual meeting of stockholders without having it included in the proxy statement is March 4, 2008. Procedures for stockholders to submit a proposal to be considered for inclusion in the proxy statement and proxy card and procedures for stockholders to deliver notice of an intention to present a proposal at the meeting are included in a Form 8-K filed by the Company today with the Securities and Exchange Commission (SEC). This Form 8-K can be accessed on the Investors section of the Company’s website at http://investor.sourcefire.com and on the SEC’s website at www.sec.gov.

About Sourcefire

Sourcefire, Inc. (Nasdaq:FIRE), Snort creator and open source innovator, is a world leader in Enterprise Threat Management (ETM) solutions. Sourcefire is transforming the way Global 2000 organizations and government agencies manage and minimize network security risks with its 3D Approach – Discover, Determine, Defend – to securing real networks. The Sourcefire 3D™ System is the first to unify IPS, NBA, NAC and Vulnerability Assessment technologies under the same management console. This ETM approach equips customers with an efficient and effective layered security defense – protecting network assets before, during and after an attack. Today, the names Sourcefire and founder Martin Roesch have grown synonymous with innovation and network security intelligence. For more information about Sourcefire, please visit http://www.sourcefire.com.

The following product categories are represented by the acronyms: Intrusion Prevention System (IPS); Network Behavior Analysis (NBA); Network Access Control (NAC); Vulnerability Assessment (VA).

SOURCEFIRE®, SNORT®, the Sourcefire logo, the Snort and Pig logo, SECURITY FOR THE REAL WORLD™, SOURCEFIRE DEFENSE CENTER™, SOURCEFIRE 3D™, RNA™, DAEMONLOGGER™, CLAMAV™, SOURCEFIRE SOLUTIONS NETWORK™, and certain other trademarks and logos are trademarks or registered trademarks of Sourcefire, Inc. in the United States and other countries. Other company, product and service names may be trademarks or service marks of others.

CONTACT:
Sourcefire, Inc.
Investor Contact:
Tania Almond, Investor Relations Officer
410-423-1919
tania.almond@sourcefire.com
or
Media Contact:
Welz & Weisel Communications
Tony Welz, Principal
703-218-3555 x226
tony@w2comm.com